EXHIBIT 99.1
PRIME GROUP REALTY TRUST REPORTS
FIRST QUARTER 2010 RESULTS
CHICAGO, Illinois. May 13, 2010 — Prime Group Realty Trust (NYSE: PGEPRB) (the “Company”) announced its results today for the first quarter ended March 31, 2010. Net loss available to common shareholders was $0.1 million or $0.29 per share for the first quarter of 2010 as compared to net loss attributable to common shareholders of $4.5 million or $19.01 per share for the first quarter of 2009.
The results of the Company’s operations compared to the first quarter of 2009 were positively affected by a decrease of $4.4 million in total interest expense related to the assignment of our membership in BHAC Capital IV, L.L.C. (“BHAC”) and related loan in the third quarter of 2009. The Company’s investment in BHAC was wholly-owned by the Company and not its Operating Partnership.
On March 10, 2010, we announced that our Board determined not to declare a quarterly distribution on our Series B Preferred Shares for the first quarter of 2010 and that the Board was unable to determine when we will recommence distributions on our Series B Preferred Shares. The total arrearage in payment of dividends on the Series B Preferred Shares is $11.25 million. The Board is also in the process of considering various financing, capitalization, asset sales and other alternatives for the Company.
The Board based their decision on the Company’s current capital resources and liquidity needs and the overall negative state of the economy and capital markets. The Board intends to review the suspension of the Series B Preferred Shares dividends periodically based on the Board’s ongoing review of the Company’s financial results, capital resources, liquidity needs, and the condition of the economy and capital markets. The Company can give no assurances that dividends on the Company’s Series B Preferred Shares will be resumed, or that any financing or other capitalization alternatives will be satisfactorily concluded.
On May 6, 2010, the Company announced that it delivered notice to the NYSE requesting to voluntarily delist its Series B Preferred Shares from the NYSE. The Company intends to file Form 25 with the SEC in approximately ten (10) days from the date of the filing of the Form 8-K to voluntarily withdraw from listing with the NYSE and to withdraw from registration under Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Company anticipates that the Form 25 will be effective and the Series B Preferred Shares will be delisted and cease trading on the NYSE approximately ten (10) days after the filing of the Form 25. The Company also expects to subsequently file a Form 15 with the SEC to deregister the Series B Preferred Shares under Section 12(g) of Exchange Act, and to suspend its reporting obligations under Section 13(a) of the Exchange Act. Upon filing Forms 25 and 15 with the SEC, the Company will become a voluntary filer of reports under the Exchange Act through June 30, 2010 in accordance with its obligations under the merger agreement entered into in connection with the July 1, 2005 acquisition and delisting of the Company’s common shares. After the voluntarily delisting of the Series B Preferred Shares from the NYSE, the Company expects that the trading of the Series B Preferred Shares will be reported on the OTCQB for so long as the Company remains a voluntary filer and thereafter in the Pink Sheets with Pink OTC Markets Inc. The Company’s Board of Trustees has approved the delisting from the NYSE and deregistration of the Series B Preferred Shares under the Exchange Act in order to save significant costs associated with compliance with these regulatory provisions.

About Prime Group Realty Trust
Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (“REIT”) which owns, manages, leases and redevelops office real estate, primarily in metropolitan Chicago. The Company currently owns 7 office properties containing an aggregate of approximately 3.2 million net rentable square feet and a joint venture interest in one office property comprised of approximately 101,000 net rentable square feet. The Company leases and manages approximately 3.2 million square feet comprising all of its wholly-owned properties. For more information about Prime Group Realty Trust, contact the company’s Chicago headquarters at (312) 917-1300 or visit its website at www.pgrt.com.
Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words, “believes,” “expects,” “anticipates,” “estimates,” and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions as well as adverse changes in real estate markets. Other risks and uncertainties are described under “Risk Factors” in our Annual Report on Form 10-K and subsequent Company filings with the Securities and Exchange Commission.

Contact:
Jeffrey A. Patterson	Paul G. Del Vecchio
President and Chief Executive Officer	Executive Vice President—Capital Markets
(312) 917-1300	(312) 917-1300

PRIME GROUP REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share amounts)

	Three months ended
	March 31,
	2010	2009
Revenue:
Rental	$7,392	$7,891
Tenant reimbursements	4,602	5,930
Other property revenues	960	1,370
Services Company revenue	136	272

Total revenue	13,090	15,463

Expenses:
Property operations	4,483	5,392
Real estate taxes	2,453	3,489
Depreciation and amortization	4,160	4,226
General and administrative	1,291	2,255
Services Company operations	135	304

Total expenses	12,522	15,666

Operating income (loss)	568	(203)
Interest and other income	415	5,034
Income from investment in unconsolidated joint venture	36	31
Interest:
Expense	(5,922)	(6,413)
Amortization of deferred financing costs	(287)	(2,756)

Loss from continuing operations	(5,190)	(4,307)
Discontinued operations	(262)	(4,219)

Net loss	(5,452)	(8,526)
Net loss attributable to noncontrolling interest	5,404	4,050

Net loss attributable to Prime Group Realty Trust	(48)	(4,476)
Net income allocated to preferred shareholders, net of noncontrolling interest of $2,230	(20)	(20)

Net loss available to common shareholders	$(68)	$(4,496)

Basic and diluted loss attributable to common shareholders per common share:
Loss from continuing operations	$(0.28)	$(18.85)
Discontinued operations	(0.01)	(0.16)

Net loss attributable to common shareholders per common share— basic and diluted	$(0.29)	$(19.01)

PRIME GROUP REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share and per share amounts)

	March 31,	December 31,
	2010	2009
Assets
Real estate:
Land	$58,864	$60,129
Building and improvements	209,188	212,196
Tenant improvements	32,319	33,391
Furniture, fixtures and equipment	858	858

	301,229	306,574
Accumulated depreciation	(55,056)	(53,737)

	246,173	252,837
In-place lease value, net	1,819	2,388
Above-market lease value, net	453	1,227

	248,445	256,452

Property held for sale, net	70,951	73,746

Cash and cash equivalents	11,440	11,876
Investment in unconsolidated joint venture	—	53
Receivables, net of allowance for doubtful accounts of $1,501 at March 31, 2010 and $1,506 at December 31, 2009:
Tenant	359	217
Deferred rent	10,408	10,539
Other	539	488
Restricted cash escrows	25,067	26,239
Deferred costs, net	12,075	12,777
Other	427	797

Total assets	$379,711	$393,184

Liabilities and (Deficit) Equity

Mortgage and notes payable	$276,830	$280,607
Mortgage note payable — property held for sale	60,862	61,143
Property held for sale	7,485	8,495
Accrued interest payable	4,128	1,520
Accrued real estate taxes	8,308	12,301
Accrued tenant improvement allowances	494	565
Accrued environmental remediation liabilities	9,898	9,676
Accounts payable and accrued expenses	4,182	5,023
Liabilities for leases assumed	1,961	2,709
Below-market lease value, net	2,563	2,819
Other	4,722	4,596

Total liabilities	381,433	389,454

Commitments and contingencies
Shareholders’ (deficit) equity:
Preferred Shares, $0.01 par value; 30,000,000 shares authorized:
Series B — Cumulative Redeemable Preferred Shares, 4,000,000 shares designated, issued and outstanding	40	40
Common Shares, $0.01 par value; 100,000,000 shares authorized; 236,483 shares issued and outstanding	2	2
Additional paid—in capital	243,688	243,688
Retained deficit	(157,939)	(157,891)

Total equity — Prime Group Realty Trust	85,791	85,839
Noncontrolling interest	(87,513)	(82,109)

Total (deficit) equity	(1,722)	3,730

Total liabilities and (deficit) equity	$379,711	$393,184